CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Services- Independent Auditors" and "Financial Statements" and to the use of our reports dated November 1, 1999 on The Gabelli Equity Income Fund and The Gabelli Small Cap Growth Fund incorporated by reference in this Registration Statement (Form N-1A No. 33-41913) of Gabelli Equity Series Funds, Inc.



ERNST & YOUNG LLP

Ernst & Young LLP

New York, New York
January 24, 2000